U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 5
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            B Y & C Management, Inc.
             (Exact name of registrant as specified in its charter)


Florida                             8200                              65-0832987
-------                             ----                              ----------
(State or other          (Primary Standard Industrial          (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation
or organization)


23 Corporate Plaza, Suite 180, Newport Beach, California                   92663
--------------------------------------------------------                   -----
(Address of registrant's principal executive offices)                 (Zip Code)


                                 (949) 720-7320
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value            85,000               $1.00               $85,000.00            $22.44
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                            B Y & C Management, Inc.,
                              a Florida corporation

                          85,000 Shares of Common Stock

This prospectus relates to 85,000 shares of common stock of B Y & C Management, Inc., a Florida corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There currently is no market for our common stock. We have not currently applied for listing or quotation on any public market, although we will file an application to list our securities on the OTC Bulletin Board when this registration statement is declared effective. If our securities are listed on the OTC Bulletin Board, then the selling security holders may from time to time sell the shares on the OTC Bulletin Board at prices then prevailing or related to the then current market price. The selling security holders may also sell their shares in negotiated transactions at negotiated prices. The market for shares of our common stock is illiquid because our officers and directors hold more than 98% percent of our common stock. We will not receive any of the proceeds from the sale of those shares being offered.

See "Risk Factors" on pages 5 to 10 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   The date of this prospectus is June 18, 2001.
                             Subject to completion.

                                TABLE OF CONTENTS

    Prospectus Summary ........................................................4
    Risk Factors...............................................................5
    Use of Proceeds...........................................................11
    Determination of Offering Price...........................................11
    Dilution.......   ........................................................11
    Selling Security Holders..................................................11
    Plan of Distribution......................................................12
    Legal Proceedings.........................................................13
    Directors, Executive Officers, Promoters and Control Persons..............13
    Security Ownership of Certain Beneficial Owners and Management............14
    Description of Securities.................................................14
    Interest of Named Experts and Counsel.....................................15
    Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities................................................15
    Organization Within Last Five Years.......................................15
    Description of Business...................................................15
    Management's Discussion and Analysis of Financial Condition
    and Results of Operations.................................................19
    Description of Property...................................................20
    Certain Relationships and Related Transactions............................21
    Market for Common Equity and Related Stockholder Matters..................22
    Executive Compensation....................................................23
    Financial Statements......................................................24
    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure..................................................24
    Legal Matters.............................................................24
    Experts...................................................................24
    Additional Information....................................................24
    Indemnification of Directors and Officers.................................25
    Other Expenses of Issuance and Distribution...............................25
    Recent Sales of Unregistered Securities...................................26
    Exhibits..................................................................26
    Undertakings..............................................................27
    Signatures    ............................................................28
    Power of Attorney.........................................................29

Prospectus Summary
------------------

Our Business:                      Our principal business address is 23
                                   Corporate Plaza, Suite 180, Newport Beach,
                                   California, 92663; our telephone number (949)
                                   720-7320.

                                   We are a developmental stage company. We intend to be an Internet based association of property management professionals and licensed real estate brokers and agents. We anticipate that we will provide continuing education classes and develop certification programs for our membership of property management professionals and licensed real estate brokers and agents. Our courses of study will be designed to increase the knowledge of our membership in the property management industry and provide updated information regarding new regulations and licensing requirements. We also intend to develop and promote the adoption of policies and standards which provide guidance to property management professionals in an effort to establish a national set of standards to be applied and upheld by practitioners within the profession.

                                   We intend to generate revenues through
                                   membership dues and the fees that we will charge for our continuing education classes and certification programs. We anticipate that we will generate membership dues from property management professionals and licensed real estate brokers and agents. In exchange for dues, members will be entitled to discounts for the continuing education classes, which will be offered on our website, and quarterly newsletter updates. Members will not receive any equity interest in us and the rights of our shareholders will not be adversely affected by the existence of these members.


Our State of Organization:         We were incorporated in Florida on April 29,
                                   1998.

                                   The selling security holders want to sell
                                   85,000 shares of our common stock. The
                                   offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.


Number of Shares Outstanding       7,035,000 shares of our common stock are
After the Offering:                issued and outstanding. We have no other
                                   securities issued.

Estimated use of                   We will not receive any of the proceeds from
proceeds:                          the sale of those shares being offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be profitable if we commence operations.

We were incorporated in April 1998. Our losses for the nine-month period ending March 31, 2001, were approximately $83,707. We have no assets at the present time other than cash. We do not anticipate generating any revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of Internet based products. We cannot guaranty that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. In the event that we commence operations, we cannot guaranty that we will be profitable.

Our inability to obtain governmental approval for our continuing education classes and certification programs will significantly affect our ability to commence operations and generate revenues.

We will need governmental approval for our continuing education classes and certification programs. Continuing education classes and certification programs are regulated on state-by-state basis. We anticipate that we will initially provide classes which are designed for our California membership of property management professionals and licensed real estate brokers and agents. If we fail to obtain approval for our continuing education classes and certification programs, we may be forced to alter our business plan. We cannot guaranty that we will obtain government approval for our continuing education classes and certification programs.

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between our affairs and the other business ventures in which they may be or become involved.

Robert A. Younker currently serves as managing member of Laguna Capital Group, LLC, a California limited liability company. Laguna Capital Group, LLC provides management consulting services to start-up companies. Mr. Younker currently devotes approximately one fourth of his time to Laguna Capital Group, LLC. We do not believe that we have any conflicts of interest with the business or industry of Laguna Capital Group, LLC, other than Mr. Younker's duty to provide management and services. Mr. Younker currently devotes approximately twenty hours per week to our business, but anticipates that he will devote significantly more hours when we complete the development of our website.

We do not believe that we have any conflicts of interest with any business of Ms. Gehlke, other than Ms. Gehlke's duty to provide management and services. Ms. Gehlke currently devotes approximately ten hours per week to our business, but anticipates that she will devote significantly more hours when we complete the development of our website.

Others may obtain domain names which are similar to our web domain name, which may cause confusion among web users and decrease any potential value of our name.

We currently own the web domain name www.bycmgmt.com. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies such as the U.S. Department of Commerce and their designees such as Internet Corporation for Assigned Names and Numbers (ICANN). The regulation of domain names in the U.S. and in foreign countries has recently changed. These changes include the introduction of additional top-level domains such as ".us" for United States and ".au" for Australia. As a result, others may obtain domain names which are similar to ours, which could cause confusion among web users trying to locate our site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.

Our ability to succeed is uncertain because we currently have no sources of revenue and minimal marketing activities due to the lack of revenues. Therefore, investors may lose all or part of their investment, if we do not generate revenues.


We are currently developing our proposed continuing education programs, although we have not actually commenced the technical development our website. We have not yet generated any revenues and currently have no sources of revenue. Upon the development of our website, our marketing activities will be significantly limited and, to fund more sophisticated marketing activities, we need to generate revenues. Our failure to generate revenues may cause an investor to lose part or all of his investment. We cannot guaranty that we will generate any revenues.

The individuals currently developing our continuing education programs have no experience designing such programs

Bruce Younker and Mark Jacques do not have any experience in developing or administering continuing education programs. Therefore, our programs may fail to receive regulatory approval from regulatory authorities. Our programs may have difficulty competing with more established programs. We cannot guaranty that our programs will receive regulatory approval from regulatory authorities or that our programs will successfully compete with more established programs


Our ability to generate revenues and achieve market acceptance is uncertain because our business is based on an untested business plan, which may never be accepted by potential customers.

Our business is based on an untested business plan, which may never be accepted by potential customers. Our failure to complete out development and market our services successfully so as to achieve market acceptance could significantly affect our ability to succeed which will affect potential investors' ability to sell their shares of common stock. In addition, our inability to generate revenues may cause potential investors to lose all or some of their investment. We cannot guaranty that our services will generate revenues or achieve market acceptance.


If we are unable to develop our website or successfully market it, we may engage in an entirely different activity or no activity at all.


We have no obligation to conduct the business we have described in this registration statement. Investors will have no input in whether we engage in an entirely different activity or no activity at all. We cannot guaranty that we will be able to complete the development of our website or successfully market it.

We will need to raise additional capital to develop our website. Our failure to raise additional capital will significantly limit our website development and we may not be able to commence operations.

To develop our website, we will be required to raise additional funds. The minimum amount necessary to develop our website is approximately $75,000. Our failure to obtain additional funds would significantly limit or eliminate our ability to develop our website. This would have a material adverse effect on our ability to commence operations and compete with other providers. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates.


We anticipate that we will need to raise additional capital to market our website. Our failure to raise additional capital will significantly limit our proposed marketing activities.

To market our website, we will be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our website. The minimum amount necessary to market our website is approximately $20,000. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse effect on our ability to commence operations and compete with other providers.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our proposed marketing programs.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

Our industry is highly competitive and we may not have adequate resources to market our products in order to compete successfully.

Competition in the Internet industry is intense. In the event that we commence operations, we will compete directly with other companies and businesses that have developed and are in the process of developing online services which are functionally equivalent or similar to our proposed online services. We expect that these competitors who have developed similar websites will market those websites to our target customers, which will significantly affect our ability to compete. We will also compete against traditional, non-Internet based companies and businesses which provide continuing education and certification programs.

Most of our competitors have substantially greater experience, financial and technical resources, marketing and development capabilities than we do. Many of those competitors with greater financial resources can afford to spend more resources than we can to market their websites. We cannot guaranty that we will succeed in marketing our websites and generating revenues. We cannot guaranty that our competitors will not succeed in marketing their websites and generating revenues.

Our ability to generate business will depend on continued growth of online commerce in the event that we commence operations.

When we commence operations, our ability to generate business through our website will depend on continued growth in the use of the Internet and in the acceptance and volume of commerce transactions on the Internet. Rapid growth in the use of the Internet and online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not accept, or continue to use, the Internet as a medium of commerce. We cannot guaranty that the number of Internet users will continue to grow in general or with respect to our site or that commerce over the Internet will become more widespread or that our sales will grow at a comparable rate. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The Internet may not prove to be a viable commercial marketplace for a number of reasons including but not limited to:

     o   the lack of acceptable security technologies;
     o   the lack of access and ease of use;
     o   congestion of traffic;
     o inconsistent quality of service and the lack of availability of cost effective, high speed service;
     o   potentially inadequate development of the necessary infrastructure;
     o   governmental regulation and/or taxation; and
     o uncertainty regarding intellectual property ownership or the enforcement of intellectual property rights.

If we commence operations, we may not be able to attract and expand our online traffic.

We believe that redeveloping, maintaining and enhancing our website is a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services increases the importance of establishing and maintaining brand recognition. Many of these Internet sites already have well-established brands in online services or the real estate industry generally. Promotion of our website will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. In addition, we intend to increase our spending on marketing and advertising with the intention of expanding the recognition of our website to attract and retain online users and to respond to competitive pressures. However, our proposed expenditures may not be effective to promote our brand or that our marketing efforts generally will achieve our goals.

A failure in the performance of our web hosting facility systems could harm our business and reputation.

If we commence operations, we will depend upon a third party Internet service provider to host our web site. Any system failure, including network, software or hardware failure, that causes an interruption in the delivery of our web site or a decrease in responsiveness of our web site service could result in reduced revenue, and could be harmful to our reputation and brand. Our Internet service provider does not guarantee that our Internet access will be uninterrupted, error free or secure. Any disruption in the Internet service provided by such provider could significantly harm our business. In the future, we may experience interruptions from time to time. We do not have insurance to compensate us for any losses that may occur due to any failures in our system or interruptions in our service. Our web servers must be able to accommodate a high volume of traffic and we may in the future experience slower response times for a variety of reasons. If we are unable to add additional software and hardware to accommodate increased demand, this could cause unanticipated system disruptions and result in slower response times. The costs associated with accommodating such increased demand may exceed the revenues the increased demand may generate. Users may become dissatisfied by any system failure that interrupts our ability to provide access or results in slower response time and thereby not return to the site.

Although Internet commerce has yet to attract significant regulation, government regulation may result in fines, penalties, taxes or other costs that may reduce our future earnings.

Our proposed Internet and e-commerce businesses currently are not directly regulated by any governmental agency, other than through regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering, among other things, taxation of consumer transactions.

Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services, increase costs and otherwise have a material adverse effect on our business, results of operations and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

Federal legislation imposing limitations on the ability of states to impose new state taxes on e-commerce was enacted in 1998. The Internet Tax Freedom Act, as this legislation is known, exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. It is possible that this legislation will not be renewed when it terminates in October 2001. Failure to renew this legislation or the enactment of new legislation could allow state and local governments to impose taxes on Internet-based sales and use. Such taxes could decrease the demand for our products and services or increase our costs of operations.

If we commence operations, our proposed computer infrastructure may suffer security breaches. Any such breaches could jeopardize confidential information transmitted over the Internet, cause interruptions in our operations or cause us to have liability to third parties.

We intend to rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. We do not have insurance to protect us against these losses. Any security breach would have a material adverse effect on our business, results of operations and financial condition.

If we commence operations, rapid technological changes may render our technology obsolete or decrease the competitiveness of our services.

To become competitive in the online real estate industry, we must enhance and improve the functionality and features of our proposed website. The Internet and the online commerce industry are rapidly changing. In particular, the online real estate industry is characterized by increasingly complex systems and infrastructures. If competitors introduce new services with new technologies, or if new industry standards and practices emerge, our proposed website and proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

     o   enhance our existing services;
     o develop and license new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and suppliers; and
     o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Developing our websites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our websites, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers and suppliers may forego the use of our services and use those of our competitors.

Our officers and directors own approximately 98.08% of our outstanding shares of common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.

Our three officers and directors, taken as a group, beneficially own, approximately 98.08% of our outstanding shares of common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our officers and directors may be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which will make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Investors' ability to resell their shares will also be hampered because our three officers and directors own approximately 98.08% of our outstanding shares of common stock. Such concentrated control will make the market for our shares highly illiquid. Therefore, it will be difficult for investors to resell their shares if they are not able to find purchasers for their shares of our common stock.




Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. No market makers currently buy or sell our securities. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. Michael J. Muellerleile is an employee of Stepp Law Group, which serves as our legal counsel.

================================================================================
 Name of Selling Security Holder                         Shares of Common Stock
--------------------------------------------------------------------------------
David Bennett                                                         2,000
--------------------------------------------------------------------------------
James M. Butchy                                                       10,000
--------------------------------------------------------------------------------
Daniel J. Cooney                                                      1,000
--------------------------------------------------------------------------------
Robert Deluwa                                                         1,000
--------------------------------------------------------------------------------
Albert M. DiPaolo                                                     1,000
--------------------------------------------------------------------------------
Steven T. Erlinger                                                    2,000
--------------------------------------------------------------------------------
Kent Handleman                                                        1,000
--------------------------------------------------------------------------------
Phillip Handleman                                                     1,000
--------------------------------------------------------------------------------
William E. Manrow III                                                 1,000
--------------------------------------------------------------------------------
James A. Nesbitt                                                      10,000
--------------------------------------------------------------------------------
Nadia Perisi                                                          3,000
--------------------------------------------------------------------------------
Bradley M. Podosin                                                    1,000
--------------------------------------------------------------------------------
Larry Richardson                                                      1,000
--------------------------------------------------------------------------------
Ronald Rosenow                                                        1,000
--------------------------------------------------------------------------------
Thomas J. Swanecamp                                                   20,000
--------------------------------------------------------------------------------
Chris Tharp                                                           1,000
--------------------------------------------------------------------------------
Timothy M. Thomas                                                     1,000
--------------------------------------------------------------------------------
George Scott Watrous                                                  1,500
--------------------------------------------------------------------------------
Kasey Lusk Watrous                                                    1,500
--------------------------------------------------------------------------------
Jacqueline A. Handleman                                               1,000
--------------------------------------------------------------------------------
John G. Obrey III                                                     3,000
--------------------------------------------------------------------------------
Bruce Younker                                                         15,000
--------------------------------------------------------------------------------
Michael Muellerleile                                                  5,000
================================================================================

On November 7, 2000, we issued 15,000 shares to Bruce Younker in exchange for consulting services provided to us, which were valued at $15,000. On August 25, 2000, we issued 5,000 shares to Michael Muellerleile in exchange for legal services provided to us, which were valued at $5,000. On or about August 9, 2000, we issued 65,000 shares of our common stock for $1.00 per share to the other twenty-one selling shareholders.

Plan of Distribution
--------------------

There currently is no market for our common stock. We have not currently applied for listing or quotation on any public market, although we intend to file an application to list our securities on the OTC Bulletin Board. If our securities are listed on the OTC Bulletin Board, then the selling security holders may from time to time sell the shares on the OTC Bulletin Board at prices then prevailing or related to the then current market price. The selling security holders may also sell their shares in negotiated transactions at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o   privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We have not entered into employment agreements with any of our key executives. We cannot guaranty that each executive will remain with us. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignation or removal.

The following table sets forth information regarding our executive officers and directors as well as other key members of our management.

==================== =============== ==========================================
Name                      Age        Position
-------------------- --------------- ------------------------------------------
Robert A. Younker          57        President and a Director
-------------------- --------------- ------------------------------------------
Carol Jean Gehlke          48        Secretary, Treasurer and a Director
-------------------- --------------- ------------------------------------------
Calvin K. Mees             40        Director
==================== =============== ==========================================

Robert A. Younker. Mr. Younker has been the President and one of our directors since our inception. Mr. Younker is responsible for management of our day-to-day operations. Since 1997, Mr. Younker has managed the commercial division of REMAX Real Estate in Newport Beach. From 1996 to 1997, Mr. Younker worked as a real estate investment sales agent for Marcus & Millichap, Inc., in Miami and Fort Lauderdale, Florida. Mr. Younker has been involved in the real estate industry for approximately 28 years and has possessed a California Real Estate Salesperson license since 1978. Mr. Younker also currently serves as managing member of Laguna Capital Group, LLC, a California limited liability company, which provides management consulting services to start-up companies. Mr. Younker is not an officer or a director of any other reporting company.

Carol Jean Gehlke. Ms. Gehlke has been the Secretary, Treasurer and one of our directors since our inception. Ms. Gehlke is responsible for day-to-day operations as well as our sales and marketing activities. Since 1986, Ms. Gehlke has been the Chief Executive Officer of REO Nationwide Outsource Services which manages a network of real estate agents who process and liquidate real estate owned (REO) properties for lenders and servicers nationally. Ms. Gehlke has extensive experience in the real estate industry and possesses a California Real Estate Salesperson license since 1980. Ms. Gehlke graduated from the University of California, Irvine with a Bachelor of Arts in urban planning in 1975. Ms. Gehlke is not an officer or a director of any other reporting company.

Calvin K. Mees. Mr. Mees has been one of our directors since our inception. Mr. Mees has been self-employed as a small business financial consultant since March 1996. Mr. Mees was a securities broker and account executive with Lew Lieber Baum & Company from April 1994 through March 1996, and held a Series 7 general securities representative license until March 1996. Mr. Mees is currently an officer and a director of the CATNK, Inc., a Nevada corporation.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 18, 2001, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= ========================================== ===================================== =======================
Title of Class          Name of Beneficial Owner                   Amount of Beneficial Owner                Percent of Class
----------------------- ------------------------------------------ ------------------------------------- -----------------------
Common Stock            Robert Younker, President, Director                   4,500,000 shares                    64.10%

----------------------- ------------------------------------------ ------------------------------------- -----------------------
Common Stock            Carol Jean Gehlke, Secretary, Treasurer,              2,000,000 shares                    28.49%
                        Director
----------------------- ------------------------------------------ ------------------------------------- -----------------------
Common Stock            Calvin K. Mees, Director                               400,000 shares                     5.70%
----------------------- ------------------------------------------ ------------------------------------- -----------------------
Common Stock                                                          All directors and named executive           98.08%
                                                                             officers as a group
======================= ========================================== ===================================== =======================



Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

Our authorized capital stock originally consisted of 7,000 shares of $1.00 par value common stock. On June 26, 2000, we amended our Articles of Incorporation to authorize 100,000,000 shares of $.001 par value common stock, of which 7,035,000 are issued and outstanding as of June 18, 2001, and 50,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding as of June 18, 2001. On July 10, 2000, our Board of Directors authorized a forward split of 1000 to 1.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 50,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding as of June 18, 2001. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Michael J. Muellerleile is an employee of Stepp Law Group, which serves as our legal counsel. Michael J. Muellerleile owns 5,000 shares of our common stock and is a selling shareholder in this offering.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article VIII of our Bylaws provides, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
     o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. On May 15, 1998, Robert A. Younker, Carol Jean Gehlke, Calvin K. Mees, Bruce Younker, Richard Ross, Mark Jacques and Cindy Podosin were issued 6,950,000 shares of our $.001 par value common stock in exchange for their services relating to founding and organizing the business, which were valued at $6,950.

Description of Business
-----------------------

Our Background. We were incorporated in Florida on April 29, 1998.

Our Business. We are a developmental stage company. We intend to be an Internet based association of property management professionals and licensed real estate brokers and agents. We anticipate that we will provide continuing education classes and develop certification programs for our membership of property management professionals and licensed real estate brokers and agents. Our courses of study will be designed to increase the knowledge of our membership in the property management industry and provide updated information regarding new regulations and licensing requirements. We also intend to develop and promote the adoption of policies and standards which provide guidance to property management professionals in an effort to establish a national set of standards to be applied and upheld by practitioners within the profession. We intend to generate revenues through membership dues and the fees that we will charge for our continuing education classes and certification programs. We anticipate that we will generate membership dues from property management professionals and licensed real estate brokers and agents. In exchange for dues, members will be entitled to discounts for the continuing education classes, which will be offered on our website, and quarterly newsletter updates. Members will not receive any equity interest in us and the rights of our shareholders will not be adversely affected by the existence of these members.

Our Website www.bycmgmt.com. We are currently developing our proposed continuing education programs, although we have not actually commenced the technical development our website. Our website is currently not currently a source of revenues. We anticipate that our website will initially be developed as a corporate presence for us and used for marketing of our services. If we raise substantial capital or generate significant revenues, we anticipate that our website will be expanded to provide advice and information to property management professionals in a community based format as well as offer users free information on changing laws. We intend to further develop the website to serve as an online distributor of our continuing education products. If we generate significant revenues, we plan to expand and design our website to broadcast educational programs to our members and function as a marketplace for property management professionals as well as related businesses and consumers. We believe that our website could be developed to allow users to interact with other property management professionals to obtain advice and services from other property management professionals as well as purchase our various industry related products. We anticipate that in order to view or download our continuing education programs, customers will be issued a password. We have not begun the development of our proposed certification programs


Internet Advertising. If we generate significant revenues, we anticipate that we will expand and develop our website to broadcast educational programs to our members and function as a marketplace for property management professionals as well as related businesses and consumers. If we develop our website into such a marketplace, we anticipate that we will be able to generate advertising revenues from companies which have complementary products and services and desire to advertise our on website. The Internet is emerging as an attractive method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.

Future Products. If we generate significant revenues in the next twelve to twenty-four months, we may further expand our website to provide multiple location real estate listings for properties listed by our property management professionals and real estate brokers and agents.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of property management professionals and real estate brokers and agents licensed in California and other states. We intend to enter other markets by purchasing the lists of property management professionals and licensed real estate brokers and agents in good standing from the various states. We plan to mail to property management professionals and licensed real estate brokers and agents postcards which display information concerning our products and services.

We anticipate that we will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract users to our website. Our marketing initiatives include the following:

     o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and property management-oriented magazines and special interest magazines;
     o   links to industry focused websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail; o presence at industry tradeshows; and
     o entering into relationships with other website providers to increase our access to Internet business consumers.

Growth Strategy. Our objective is to become a dominant Internet based provider of continuing education classes and develop certification programs for our membership of property management professionals and licensed real estate brokers and agents. Key elements of our strategy include

o        create awareness of our products and services;
o        increase the number of Internet users to our websites;
o        continue our websites;

o        develop our relationships with clients;
o        provide additional services for clients; and
o pursue relationships with joint venture candidates which will support our development. We currently do not have plans, agreements, understandings or arrangements to engage in joint ventures.

We believe that creating awareness of our website is critical in our effort to be a dominant Internet provider of continuing education classes and develop certification programs for our membership of property management professionals and licensed real estate brokers and agents.

Our Competition. While we compete with traditional "brick and mortar" providers of continuing education classes and develop certification programs, we believe that we will also compete with other Internet based companies and businesses that have developed and are in the process of developing websites which will be competitive with the products developed and offered by us. We cannot guaranty that other websites or products which are functionally equivalent or similar to our websites and products have not been developed or are not in development. Many of these competitors have greater financial and other resources, and more experience in research and development, than us.

Government Regulation. We will need governmental approval for our continuing education classes and certification programs. Continuing education classes and certification programs are regulated on state-by-state basis. Our business is subject to the California Department of Real Estate regulation and other federal and state laws relating to the continuing education classes and certification programs. We anticipate that we will initially provide classes which are designed for our California membership of property management professionals and licensed real estate brokers and agents. If we are successful in California, then we will investigate expanding our classes to comply with other states' regulations.

In California, an application for approval of a continuing education program is filed with the commissioner of the California Department of Real Estate not less than 90 days before the proposed commencement date of the program. The application, which is accompanied by a fee of $350, should includes the name, address and telephone number of the applicant as well as a summary of the continuing education program. If the application is not approved, then the commissioner provides a written notice of denial of approval, which sets forth the reasons for the determination. If the course is approved, then the continuing education program is approved for a period of two years from the date of approval or from a date specified by the Department of Real Estate in granting the approval.

The California Department of Real Estate also regulates the approval of certification programs. The application for approval of a certification program is the same as the application for approval of a continuing education program. We have not submitted applications for our proposed continuing education programs or our proposed certification programs, although we anticipate that we will submit those applications when we complete the development of our website, which we believe will happen in the next three to six months.

There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted at the international, federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state and foreign legislatures with respect to these issues. The nature of any new laws and regulations and the manner in which existing and new laws and regulations may be interpreted and enforced cannot be fully determined.

In addition, there is substantial uncertainty as to the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. The vast majority of these laws were adopted prior to the advent of the Internet and, as a result, did not contemplate the unique issues and environment of the Internet. Future developments in the law might decrease the growth of the Internet, impose taxes or other costly technical requirements, create uncertainty in the market or in some other manner have an adverse effect on the Internet. These developments could, in turn, have a material adverse effect on our business, prospects, financial condition and results of operations.

We provide our services through data transmissions over public telephone lines and other facilities provided by telecommunications companies. These transmissions are subject to regulation by the Federal Communications Commission, state public utility commissions and foreign governmental authorities. However, we are not subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses generally. Nevertheless, as Internet services and telecommunications services converge or the services we offer expand, there may be increased regulation of our business, including regulation by agencies having jurisdiction over telecommunications services. Additionally, existing telecommunications regulations affect our business through regulation of the prices we pay for transmission services, and through regulation of competition in the telecommunications industry.

The Federal Communications Commission has ruled that calls to Internet service providers are jurisdictionally interstate and that Internet service providers should not pay access charges applicable to telecommunications carriers. Several telecommunications carriers are advocating that the Federal Communications Commission regulate the Internet in the same manner as other telecommunications services by imposing access fees on Internet service providers. The Federal Communications Commission is examining inter-carrier compensation for calls to Internet service providers, which could affect Internet service providers' costs and consequently substantially increase the costs of communicating via the Internet. This increase in costs could slow the growth of Internet use and thereby decrease the demand for our services.

Federal legislation imposing limitations on the ability of states to impose new state taxes on e-commerce was enacted in 1998. The Internet Tax Freedom Act, as this legislation is known, exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. It is possible that this legislation will not be renewed when it terminates in October 2001. Failure to renew this legislation or the enactment of new legislation could allow state and local governments to impose taxes on Internet-based sales and use. Such taxes could decrease the demand for our products and services or increase our costs of operations.

Patents and Proprietary Rights. Our success depends in part upon our ability to preserve our trade secrets and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. We currently own the web domain name www.bycmgmt.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.


Our Research and Development. We are currently developing our proposed continuing education programs, although we have not actually commenced the technical development our website. We have not begun the development of our proposed certification programs. We are not currently conducting any other research and development activities and do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into relationships with third parties, who have the expertise and capabilities to develop software which will enhance our product offerings. For example, we believe that our website can be developed to provide multiple listing services for condominiums and homes. Rather than develop the software ourselves, we anticipate that we would attempt to purchase or license the software from companies that already developed such software. We currently do not have plans, agreements, understandings or arrangements for such activities.

Employees. As of June 18, 2001, we have two (2) part time employees. Bruce Younker, the brother of our president, has provided services to us, which include the development of proposed continuing educations programs as well as proposed content for our website. We have not paid anyone for technical development of our website and there have been no development costs to date.


We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support marketing and sales and business development.

Facilities. Our executive, administrative and operating offices are located at 23 Corporate Plaza, Suite 180, Newport Beach, California 92663. Robert A. Younker, our President and a director, currently provides office space to us at no charge.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

Results of Operations. We have not yet realized any revenues from operations for the fiscal year ended June 30, 2000. In December 1998, Francisco Ametller paid us a real estate commission of $116,000 from the sale of vacant land in Sarasota, Florida. In January 1999, Allen Investments paid us a real estate commission of $10,000 for a shopping center lease in Sarasota, Florida. Our expenses of approximately $207,497 consist primarily of consulting fees and start-up costs from formation through March 31, 2001.


Liquidity and Capital Resources. We have cash of $4,234 as of March 31, 2001. We were incorporated April 1998. In 1998, we paid $56,226 to Bruce Younker for consulting services which were provided to us. As of December 31, 2000, we had accounts receivable of $1,500 which was an expense that was paid for an affiliated company. The $1,500 was reimbursed during the period ended March 31, 2001. For the nine months ended March 31, 2001, our only material expense has been professional fees of approximately $54,461. Those professional fees include legal fees of approximately $48,322 and accounting fees of approximately $6,139. In addition, we paid $23,000 in consulting fees during the nine months ended March 31, 2001. $15,000 of those consulting fees was paid in the form of 15,000 shares of our common stock to Bruce Younker, the brother of our president. Those shares were issued in exchange for development of proposed continuing educations programs as well as proposed content for our website. We also paid $3,500 to Yvonne Homan for compiling information for eventual launch involving additional space, furnishings, office equipment, supplies, stationery, business cards and $4,500 to Mark Jacques, one of our shareholders, in exchange for development of proposed continuing educations programs.


In our opinion, our available funds of $4,234 will satisfy our working capital requirements through July 2001. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. Factors which could cause our disclosure to be inaccurate include the following:

     o   unforeseen increases in our fixed costs; and
     o our officers' and directors' inability to devote sufficient time to the development of our website and continuing education programs.

We do not believe that our current available funds will be sufficient to complete the development of our website. Because those funds will not be sufficient, we will have to raise additional capital. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses, including expenses related to website development. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors have significant equity interests in us. We believe that our officers and directors will continue to pay our expenses as long as they maintain a significant equity interest in us. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues. In the event that we are unable to complete the development of our website and successfully market it, we do not have an alternative business plan.

Our ability to raise additional capital in the next twelve months through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

Our Plan of Operation for the Next Twelve Months. We are currently developing our proposed continuing education programs, although we have not actually commenced technical development of our website. Bruce Younker, the brother of our president, has provided services to us, which include the development of proposed continuing educations programs as well as proposed content for our website. We have not paid anyone for technical development of our website and there have been no development costs to date. We have not spent any funds on research and development of our website. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of electronic commerce.

Our objective is to complete the development of our website in the next three to six months. We do not believe that our current available funds will be sufficient to complete the development of our website. Although we are developing proposed continuing educations programs, we have not actually commenced technical development of our website. We have not begun the development of our proposed certification programs. The minimum amount necessary to complete the development of our website is approximately $75,000. Our failure to raise additional capital will significantly limit our website development and we may not be able to commence operations.


If we are unable to complete the development of our website or successfully market it, we may engage in an entirely different activity or no activity at all. We have no obligation to conduct the business we have described in this registration statement. Investors will have no input in whether we engage in an entirely different activity or no activity at all. We cannot guaranty that we will be able to complete the development of our website or successfully market it.

If we complete the development of our website and obtain regulatory approval for our proposed continuing education and certification programs, we anticipate that we will begin to generate revenues from membership dues and the fees that we will charge for our continuing education classes and certification programs. We anticipate that we will generate membership dues from property management professionals and licensed real estate brokers and agents. In exchange for dues, members will be entitled to discounts for the continuing education classes, which will be offered on our website, and quarterly newsletter updates. Members will not receive any equity interest in us and the rights of our shareholders will not be adversely affected by the existence of these members.

Any revenues generated will be used to market our website and expand our membership base. We cannot guaranty that will generate revenues to market our website and expand our membership base. Our failure to market our website and expand our membership base will harm our business and financial performance. If we are unable to generate revenues, we anticipate that our marketing activities will be very limited. In addition, our ability to generate revenues through our website depends on continued growth in the use of the Internet and in the acceptance and volume of commerce transactions on the Internet.

Our plan of operation is materially dependent on our ability to complete the development of our website, obtain regulatory approval for our proposed continuing education and certification programs, and raise additional capital to market our website. If we raise additional capital or generate revenues, then we expect that our expenses for the next twelve months will be approximately $100,000. If we are unable to raise additional capital or generate revenues, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business.

We are not currently conducting any research and development activities, other than the development of our proposed continuing education programs. We do not anticipate conducting any other such activities in the next twelve months. We do not anticipate that we will purchase or sell any significant equipment in the next six to twelve months unless we generate significant revenues.

We do not anticipate that we will hire any employees in the next six to twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key personnel.

Description of Property
-----------------------

Property held by Us. As of the date specified in the following table, we held the following property:

============================= ========================= ========================
              Property          March 31, 2001            June 30, 2000
----------------------------- ------------------------- ------------------------
Cash                                            $4,234                  $251.00
----------------------------- ------------------------- ------------------------
Property and Equipment, net                      $0.00                     0.00
============================= ========================= ========================

We define cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. We do not presently own any interests in real estate. We do not presently own any inventory or equipment.

Our Facilities. Our executive, administrative and operating offices are located at 23 Corporate Plaza, Suite 180, Newport Beach, California 92663. Robert A. Younker, our President and a director, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Younker does not expect to be paid or reimbursed for providing office facilities. The fair market value of the amount of office space afforded to us is approximately $200.00 per month.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

Robert A. Younker currently serves as managing member of Laguna Capital Group, LLC, a California limited liability company. Laguna Capital Group, LLC provides management consulting services to start-up companies. Mr. Younker currently devotes approximately one fourth of his time to Laguna Capital Group, LLC. We do not believe that we have any conflicts of interest with the business or industry of Laguna Capital Group, LLC, other than Mr. Younker's duty to provide management and services.

We do not believe that we have any conflicts of interest with any business of Ms. Gehlke, other than Ms. Gehlke's duty to provide management and services. Ms. Gehlke currently devotes approximately ten hours per week to our business, but anticipates that she will devote significantly more hours when we complete the development of our website.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. There have been no related party transactions, except for the following:

Robert A. Younker, our President and a director, currently provides office space to us at no charge.

On November 7, 2000, we issued 15,000 shares of our common stock to Bruce Younker, the brother of our President, in exchange for consulting services, which were valued at $15,000. Mr. Younker has been involved in the real estate industry for approximately 30 years and has possessed a real estate broker license since 1970. Mr. Younker's expertise includes real estate development as well real estate brokerage and property management. Those services provided by Mr. Younker included the development of proposed continuing educations programs as well as proposed content for our website. Mr. Younker does not have any experience in developing or administering continuing education programs. Currently, our website does not actually contain any real estate content because we have not paid anyone to actually develop our website. We are not obligated to continue nor do we intend to continue paying Mr. Younker for consulting services in the future. We do not have a written consulting agreement with Mr. Younker.

In 1998, we paid $56,226 to Bruce Younker for consulting services, which were valued at $56,226. Those services included real estate services that Mr. Younker performed, which were necessary for us to earn the real estate commissions from the sale of vacant land and the shopping center lease in Sarasota, Florida.

We also paid $4,500 to Mark Jacques, one of our shareholders, in exchange for development of proposed continuing educations programs. Mr. Jacques does not have any experience in developing or administering continuing education programs.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:
     o   disclosing such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o   obtain uninterested directors consent; and
     o   obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

On November 6, 2000, we became a reporting company with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The approximate number of holders of record of shares of our common stock is twenty-nine (29).

261,050 shares of our common stock can be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three (3) months an amount of restricted securities equal to one percent (1%) of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, which ever is more. Rule 144 also provides that, after holding such securities for a period of two (2) years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

We are registering 85,000 shares of our common stock for sale by the selling shareholders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

On July 10, 2000, our Board of Directors authorized a forward split of 1000 to 1.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o   a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o   the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Compensation of Officers and Directors. During fiscal year 1999, our chief executive did not receive any compensation. As of June 18, 2001, none of our officers or directors have been paid any compensation. We do not have any plans for our officers or directors to be paid any compensation in the immediate future.

Employment Contracts. We anticipate that we will enter into employment contracts with Robert Younker and Carol Jean Gehlke, although we currently do not have plans, agreements, understandings or arrangements at this time.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
--------------------




Board of Directors
B Y & C Management, Inc.


                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of B Y & C Management, Inc. (Company) as of June 30, 2000 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows for the years then ended June 30, 2000 and 1999 and from April 28, 1998 (inception) to June 30, 2000.. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit. As described in Note 6, the financial statements, subsequent to the issuance of the financial statements of the Company, were restated.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2000 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.


                                 S/ Clyde Bailey
                                  Clyde Bailey
                           Certified Public Accountant


San Antonio, Texas
August 28, 2000
Except for Restated Financial Statements and Note 6, May 22, 2001

                             B Y & C Management Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                               As of June 30, 2000

                                   A S S E T S
                                   -----------
Current Assets
      Cash                                                                 $ 251

                                                                   --------------
             Total Current Assets                                                             251
                                                                                    --------------
             Total Assets                                                                   $ 251
                                                                                    ==============

                              L I A B I L I T I E S
                              ---------------------
Current Liabilities
      Taxes Payable                                                            -
                                                                   --------------

             Total Current Liabilities                                                          -
                                                                                    --------------

             Total Liabilities                                                                  -

      Commitments and Contingencies                                                             -

               S T O C K H O L D E R S ' E Q U I T Y
               -------------------------------------
Preferred Stock                                                                                 -
  50,000,000 authorized shares, par value $.001
  no shares issued and outstanding

Common Stock
  100,000,000 authorized shares, par value $.001
  6,950,000 shares issued and outstanding                                                   6,950

Additional Paid-in-Capital                                                                      -
Accumulated Deficit                                                                        (6,699)
                                                                                    --------------

             Total Stockholders' Equity (Deficit)                                             251
                                                                                    --------------

             Total Liabilities and Stockholders' Equity                                     $ 251
                                                                                    ==============





The accompanying notes are an integral part of the financial statements.

                             B Y & C Management Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations

                                                                                                      Restated
                                                                                                     ---------

                                                         ------------------------------------     ------------------
                                                                 For the Year Ended                  From 4/28/98
                                                                                                      (Inception)
                                                                      June 30                          to June 30
                                                         ------------------------------------     ------------------
                                                               2000               1999                  2000
                                                         -----------------  -----------------     ------------------
Revenues:

      Revenues                                                          -             10,000                126,000
                                                         -----------------  -----------------     ------------------
           Total Revenues                                 $             -    $        10,000       $        126,000

Expenses:
      Consulting Services                                           2,350                  -                 56,226
      Depreciation Expense                                          1,073              4,290                  5,362
      Professional Fees                                                 -             35,879                 39,085
      Operating Expenses                                            9,122             16,746                 23,117
                                                         -----------------  -----------------     ------------------
           Total Expenses                                          12,545             56,915                123,790

           Net Income (Loss) from Operations              $       (12,545)   $       (46,915)     $           2,210

Other Income and Expenses:

      Loss on Sale of Auto                                        (10,986)                                  (10,986)
      Gain on Sale of Investments                                   2,077                  -                  2,077
                                                         -----------------  -----------------     ------------------
           Loss before Income Taxes                               (21,454)           (46,915)                (6,699)

Provision for Income Taxes:

      Income Tax Benefit                                                -                  -                      -
                                                         -----------------  -----------------     ------------------
           Net Income (Loss)                              $       (21,454)   $       (46,915)      $         (6,699)
                                                         =================  =================     ==================


Basic and Diluted Loss Per Common Share                            (0.003)            (0.007)                (0.001)
                                                         -----------------  -----------------     ------------------

Weighted Average number of Common Shares                        6,950,000          6,950,000              6,950,000
used in per share calculations                           =================  =================     ==================




The accompanying notes are an integral part of the financial statements.

                             B Y & C Management Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                               As of June 30, 2000

                                                                                                 Restated
                                                                                                 --------


                                                    $0.001         Paid-In      Accumulated    Stockholders'
                                    Shares        Par Value        Capital        Deficit         Equity
                                 --------------  -------------  --------------  -------------  --------------


   Balance, April 28, 1998 (Inception)       -    $         -    $          -   $          -    $          -

   Stock Issuance *                  6,950,000          6,950               -                          6,950

   Net Income  (Loss)                                                                 61,670          61,670
                                 --------------  -------------  --------------  -------------  --------------
   Balance, June 30, 1998            6,950,000          6,950               -         61,670          68,620

   Net Income  (Loss)                                                                (46,915)        (46,915)
                                 --------------  -------------  --------------  -------------  --------------
   Balance, June 30, 1999            6,950,000          6,950               -          14,755         21,705

   Net Income  (Loss)                                                                (21,454)        (21,454)
                                 --------------  -------------  --------------  -------------  --------------
   Balance June 30, 2000             6,950,000    $     6,950    $          -    $    (6,699)   $        251
                                 ==============  =============  ==============  =============  ==============

    *   Retroactively Restated




The accompanying notes are an integral part of the financial statements.

                             B Y & C Management Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows

                                                                                                           Restated
                                                                                                           --------

                                                            ---------------------------------------    -----------------
                                                                     For the Year Ended                    From 4/28/98
                                                                                                          (Inception)
                                                                           June 30                          to June 30
                                                            ---------------------------------------    -----------------
                                                                  2000                 1999                  2000
                                                            ------------------  -------------------    -----------------
Cash Flows from Operating Activities:

      Net Income (Loss)                                       $       (21,454)   $         (46,915)     $       (6,699)

      Changes in operating assets and liabilities:
              Depreciation                                              1,073                4,290                5,362
              Loss on Sale of Auto                                     10,986                                    10,986
              Gain on Sale of Investments                              (2,077)                                   (2,077)
              Stock issued for Services                                     -                    -                6,950
                                                            ------------------  -------------------    -----------------
              Total Adjustments                                         9,982                4,290               21,221
                                                            ------------------  -------------------    -----------------
Net Cash (Used in) Provided From  Operating Activities       $        (11,472)   $         (42,625)      $       14,522


Cash Flows from Investing Activities:

      Sale of Auto                                                      5,100                                     5,100
      Purchase of Auto                                                                                          (21,448)
      Investments (Purchased) Sold                                      5,710               (3,633)               2,077
                                                            ------------------  -------------------    -----------------
Net Cash Used in Investing Activities                        $         10,810    $          (3,633)      $      (14,271)
                                                            ------------------  -------------------    -----------------


Cash Flows from Financing Activities:

      Note Payable                                                          -                    -                    -
      Common Stock                                                          -                    -                    -
                                                            ------------------  -------------------    -----------------
Net Cash Provided for Financing Activities                   $              -    $               -       $            -
                                                            ------------------  -------------------    -----------------
Net Increase (Decrease) in Cash                              $           (662)   $         (46,258)      $          251

Cash Balance,  Begin Period                                               913               47,171                    -
                                                            ------------------  -------------------    -----------------
Cash Balance,  End Period                                    $            251    $             913       $           251
                                                            ==================  ===================    =================

Supplemental Disclosures:
      Cash Paid for interest                                 $              -    $               -       $            -
      Cash Paid for income taxes                             $              -    $               -       $            -
      Stock Issued for Services                              $              -    $               -       $        6,950






The accompanying notes are an integral part of the financial statements.

                            B Y & C Management, Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies

Organization
B Y & C Management, Inc. ("the Company") was incorporated under the laws of the State of Florida on April 28, 1998 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Florida. The company has a total of 100,000,000 authorized common shares with a par value of $.001 per share and with 6,950,000 common shares issued and outstanding as of June 30, 2000. The Company has a total of 50,000,000 authorized shares of preferred stock with a par value of $.001 and no shares are outstanding. On June 27, 2000, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Florida Corporation Commission to increase the authorized common shares to 100,000,000, authorize 50,000,000 in preferred shares, and change the par value to $.001. The Company has been mostly inactive since inception and has little or no operating revenues or expenses.

Development Stage Enterprise

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period other than the initial revenue of $126,000.

Fixed Assets
The Company has no fixed assets at this time. The Company did own an automobile that was purchased in June 1998. The automobile was depreciated over a five year life and sold to a related party in September 1999.

Federal Income Tax
The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company has a net operating loss carryover of $6,699 that will expire in 2015.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            B Y & C Management, Inc.
                          Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't)

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The Company recognizes income as earned per SAB 101.

         Earnings per Common Share
The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information
Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

                            B Y & C Management, Inc.
                          Notes to Financial Statements


Note 2  -  Common Stock

In April of 1998, a total of 6,950 shares of stock were issued for consulting services to the founders of the Company. The stock was valued at $1.00 per share by the Company's Board of Directors as being the value of services provided and recorded as Consulting Services. On June 26, 2000, the Company approved a 1000/1 forward split of the common shares making the total shares outstanding as 6,950,000 as of June 30, 2000.

Note 3 - Other Income and Expenses

The Company earned was the negotiation and sale of land in Sarasota, Florida in December 1998 and January 1999. A total of $116,000 was earned Fransico Ametller (an unrelated party) from the sale of vacant land and $10,000 was earned from Allen Investments (an unrelated party) on a shopping center lease in Sarasota, Florida. The Company ceased any other real estate activity in January 1999.

The Company had acquired an automobile in June of 1998 for $21, 448. The automobile was sold for $5,100 in September of 1999 which resulted in a loss of $10,986.

Also, the Company had purchased 100 shares of stock from a Company by the name of "VAR" in March of 1999. The price of the stock was at $36 per share. The stock split three for one and sold in September of 1999 for $5,710 or $19.03 per share through an unrelated broker which resulted in a gain of $2,077.

Note 4  -  Related Parties

The Organization has no significant related party transactions and/or relationships any individuals or entities.

Note 5  -  Subsequent Events

In November of 2000 the Company issued to Bruce Younker (a related party) 15,000 shares of consulting services.

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

                            B Y & C Management, Inc.
                          Notes to Financial Statements


Note 6 - Restated Financial Statements
An error was discovered in the Statement of Operations for the years ended June 30, 1999 and 2000. The amount of depreciation expense was incorrectly stated.

                                                 For the Year Ended

                                                       June 30
                                         --------------------------------------
                                                2000               1999
                                         --------------------------------------






Net Income (Original)                        (25,743)            (42,625)


Depreciation Expense Adjustment                4,290              (4,290)


Adjusted Net Income                          (21,454)            (46,915)



The financial statements for the nine months ended March 31, 2001 has been adjusted to include the $1,073 shown as depreciation expense for the nine months ended March 31, 2000. The loss was adjusted from $20,210 to $21,283 for the nine months ended March 31, 2000.

The Statement of Operations, Statement of Cash Flows, and Statement of Stockholders' Equity have been marked as "Restated".

                            B Y & C MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                 March 31, 2001
                                   (Unaudited)

                                     ASSETS                                                     June 30, 2000
                                     ------                                                  -------------------
                                                                                                       (Audited)
Current Assets
      Cash                                                                     $     4,234         $        251
      Accounts Receivable                                                                -                    -
                                                                        -------------------  -------------------
        Total Current Assets                                                         4,234                  251
                                                                        -------------------  -------------------

             TOTAL ASSETS                                                      $     4,234         $        251
                                                                        ===================  ===================

                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------
LIABILITIES
Current Liabilities
      Accounts Payable and Accrued Liabilities                                       2,690
                                                                        -------------------  -------------------

                                                                                                              -
                                                                                             -------------------
        Total Current Liabilities                                                    2,690
                                                                        -------------------
             Total Liabilities                                                       2,690                    -
                                                                                         -                    -
      Commitments and Contingencies

STOCKHOLDERS' EQUITY                                                                                          -
Preferred Stock
  50,000,000 authorized shares, per value $.001
  no shares issued and outstanding

Common Stock
  100,000,000 authorized shares, per value $.001
  7,020,000 and 6,950,000 shares issued and outstanding, respectively.               7,020                6,950

Additional Paid-in-Capital                                                          69,930                    -
Deficit accumulated during the development stage                                   (75,406)              (6,699)
                                                                        -------------------  -------------------

        Total Stockholders' Equity                                                   1,544                  251
                                                                        -------------------  -------------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $     4,234        $         251
                                                                        ===================  ===================



The accompanying notes are an integral part of the financial statements.

                            B Y & C MANAGEMENT, INC.
                          (A Development Stage Company)

                                                                                                               Restated
                            STATEMENTS OF OPERATIONS                                                           --------
                                   (Unaudited)




                                                                                                             --------------
                                              -----------------------------   ------------------------------  Apr 28, 1998
                                                   Three Months Ended               Six Months Ended          (Inception)
                                                        March 31                       March 31                to Mar 31
                                              -----------------------------   ------------------------------ --------------
                                                  2000           1999             2000            1999           2000
                                              -------------- --------------   --------------  -------------- --------------
Revenues:
---------
     Continuing education fees                 $          -   $          -     $          -   $           -  $           -
     Membership dues                                      -              -                -               -              -
                                              -------------- --------------   --------------  -------------- --------------
         Total Revenues                                   -              -                -               -              -

Expenses:
---------
     Consulting Services                                  -              -           23,000           2,000         79,226
     Depreciation Expense                                 -              -                -           1,073          5,363
     Professional Fees                                7,512              -           54,461               -         93,546
     Organization and start-up expenses                  79            439            6,246           9,301         29,362
                                              -------------- --------------   --------------  -------------- --------------
         Total Expenses                               7,591            439           83,707          12,374        207,497

         Net Loss from Operations                    (7,591)          (439)         (83,707)        (12,374)      (207,497)

Other Income and (Expenses):

     Other commission income                              -              -                -               -        126,000
     Loss on Sale of Auto                                 -              -                -         (10,986)       (10,986)
     Gain on Sale of Investments                          -              -                -           2,077          2,077
                                              -------------- --------------   --------------  -------------- --------------
         Total other income (expense)                     -              -                -          (8,909)       117,091

         Loss before provision for income taxes           -           (439)         (83,707)        (21,283)       (90,406)

         Provision for Income Taxes                       -              -                -               -              -
                                              -------------- --------------   --------------  -------------- --------------
         Net Loss                             $      (7,591) $        (439)   $     (83,707)  $     (21,283)  $    (90,406)
                                              ============== ==============   ==============  ============== ==============
Basic and diluted loss per common share              (0.001)        (0.000)          (0.012)         (0.003)        (0.013)
                                              -------------- --------------   --------------  -------------- --------------
Weighted average number of common shares
     outstanding used in per share calculations   7,035,000      6,950,000        7,023,844       6,950,000      6,969,000
                                              ============== ==============   ==============  ============== ==============


The accompanying notes are an integral part of the financial statements.

                            B Y & C MANAGEMENT, INC.
                          (A Development Stage Company)

                                                                                                      Restated
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                                       --------
          FROM APRIL 28, 1998 (DATE OF INCEPTION) TO MARCH 31, 2001
                                   (Unaudited)

                                                                                     Deficit
                                                                                   accumulated
                                                    $0.001          Paid-In           during         Stockholders'
                                     Shares        Par Value        Capital      development stage      Equity
                                  -------------  --------------  --------------  -----------------  ---------------
   Balance, April 28, 1998 (inception)       -    $          -    $          -    $            -     $          -

    Issuance of common stock         6,950,000           6,950               -                 -            6,950

   Net Income                                                                              57,379          57,379
                                  -------------  --------------  --------------  -----------------  ---------------

   Balance, June 30, 1998            6,950,000           6,950               -             57,379          64,329

   Net Loss                                                                               (43,697)        (43,697)
                                  -------------  --------------  --------------  -----------------  --------------

   Balance, June 30, 1999            6,950,000           6,950               -             13,682          20,632

   Net Loss                                                                               (20,381)        (20,381)
                                  -------------  --------------  --------------  -----------------  --------------
   Balance June 30, 2000             6,950,000           6,950               -             (6,699)            251

   Shares Issued for Cash               65,000              65          64,935                             65,000

   Shares Issued for Services           20,000              20          19,980                             20,000

   Net Loss                                                                               (83,707)        (83,707)
                                  --------------------------------------------------------------------------------

   Balance December 31, 2000         7,035,000    $      7,035    $     84,915    $       (90,406)   $      1,544
                                  ================================================================================




The accompanying notes are an integral part of the financial statements.

                            B Y & C MANAGEMENT, INC.
                          (A Development Stage Company)

                                                                                                 Restated
                            STATEMENTS OF CASH FLOWS                                          --------------
                                   (Unaudited)



                                                                                                              -------------
                                               -----------------------------   ------------------------------ Apr 28, 1998
                                                    Three Months Ended               Six Months Ended         (Inception)
                                                         March 31                        March 31               to Mar 31
                                               -----------------------------   ------------------------------ -------------
                                                   2000           1999             2000            1999           2000
                                               ------------- ---------------   -------------- --------------- -------------
Cash Flows from Operating Activities:

     Net Loss                                   $    (7,591)   $       (439)    $    (83,707)   $    (21,283)  $   (90,406)

     Adjustments to reconcile net loss to net cash
     provided (used) to operating activities:
           Depreciation                                   -               -                -           1,073         5,363
           Loss on Sale of Auto                           -               -                -          10,986        10,985
           Gain on Sale on Investments                    -               -                -          (2,077)       (2,077)
           Stock issued for Services                      -               -           20,000               -        26,950
           Changes in operating assets and liabilities:
             Accounts receivable                      1,500               -                -               -             -
             Accounts payable                          (414)              -            2,690            (251)        2,690
                                               ------------- ---------------   -------------- --------------- -------------
           Total Adjustments                          1,086               -           22,690           9,731        43,911
                                               ------------- ---------------   -------------- --------------- -------------
Net Cash (used) in operating activities              (6,505)           (439)         (61,017)        (11,552)      (46,495)

Cash Flows from Investing Activities:

     Proceeds from the sale of automobile                 -               -                -           5,100         5,100
     Purchase of Auto                                     -               -                -               -       (21,448)
     Proceeds from the sales of investments               -               -                -           5,710         5,710
     Purchase of investments                              -               -                -               -        (3,633)
                                               ------------- ---------------   -------------- --------------- -------------
Net Cash (used) by investing activities                   -               -                -          10,810       (14,271)
                                               ------------- ---------------   -------------- --------------- -------------


Cash Flows from Financing Activities:

     Proceeds from issuance of common stock               -               -           65,000               -        65,000
                                               ------------- ---------------   -------------- --------------- -------------

Net Cash provided by financing activities                 -               -           65,000               -        65,000
                                               ------------- ---------------   -------------- --------------- -------------

Net Increase (Decrease) in Cash                      (6,505)           (439)           3,983            (742)        4,234

Cash,  beginning of period                           10,739             660              251           1,004             -
                                               ------------- ---------------   -------------- --------------- -------------

Cash,  end of period                             $    4,234     $       262     $      4,234    $        262    $    4,234
                                               ============= ===============   ============== =============== =============

Supplemental cashflow information:
     Cash Paid for interest                      $        -     $         -     $          -    $          -    $        -
                                               ============= ===============   ============== =============== =============
     Cash Paid for income taxes                  $        -     $         -     $          -    $          -    $        -
                                               ============= ===============   ============== =============== =============
     Stock Issued for services                   $        -     $         -     $     20,000    $          -    $   41,950
                                               ============= ===============   ============== =============== =============





The accompanying notes are an integral part of the financial statements.

                            B Y & C MANAGEMENT, INC.
                            ------------------------
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 2001 and 2000

                                   (Unaudited)



NOTE 1 - DESCRIPTION OF DEVELOPMENT STAGE ACTIVITIES

         B Y & C Management, Inc. (the "Company") was incorporated on April 28, 1998 in the state of Florida. The Company is an Internet based association of property management professionals and licensed real estate brokers and agents that intends to provide continuing education classes, to promote the adoption of national standardized policies and procedures, and to develop certification programs for its membership community. The Company has been in the development stage since its inception.

        The Company has incurred an operating loss from inception through March 31, 2001 and has an accumulated deficit of $90,406. The Company's cash was provided primarily from the issuance of 65,000 shares of common stock. Management expects that the Company will be out of the development stage in 2002.


NOTE 2 - BASIS OF PRESENTATION

         The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 301(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended March 31, 2001 and 2000 and cumulative since inception (April 28, 1998 through March 31,
2001) are not necessarily indicative of the results that may be expected for the fiscal years ended June 30, 2000 and 1999. The December 31, 2000 balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements. For further information, the statements should be read in conjunction with the financial statements and notes thereto included in the Company's registration statement on Form SB-2, as amended.

         Shares of common stock issued by the Company for other than cash have been assigned amount equivalent to the fair value of the service or assets received in exchange.

         Start-up and organization costs are recorded in accordance with the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred.

                            B Y & C MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                             March 31, 2001 and 2000

                                   (Unaudited)

NOTE 2 - BASIS OF PRESENTATION (con't)

        The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods. Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year. Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE 3 - COMMITMENTS AND CONTINGENCIES
        The Company, from time to time, may be subject to legal proceedings and claims that arise in the ordinary course of its business. Currently, the Company is not subject to any legal proceedings or other claims.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In July 2000, our Board of Directors appointed Clyde Bailey, P.C., independent accountants, to audit our financials statements from April 29, 1998 (our date of formation) through June 30, 2000. Prior to our appointment of Clyde Bailey, P.C., as our auditor, our financial statements had not been audited.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.
                                     EXPERTS

Our financial statements for the period ended June 30, 2000 appearing in this prospectus which is part of a Registration Statement have been audited by Clyde Bailey, P.C., and are included in reliance upon such reports given upon the authority of Clyde Bailey, P.C., as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article VIII of our Bylaws provides, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

     o for any breach of such director's duty of loyalty to us or our security holders;
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     o for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or
     o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
--------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

==================================== ===================== ===============
Registration Fees                    Approximately                 $22.44
------------------------------------ --------------------- ---------------
Transfer Agent Fees                  Approximately                $500.00
------------------------------------ --------------------- ---------------
Costs of Printing and Engraving      Approximately                $500.00
------------------------------------ --------------------- ---------------
Legal Fees                           Approximately             $10,000.00
------------------------------------ --------------------- ---------------
Accounting Fees                      Approximately              $2,500.00
==================================== ===================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On November 7, 2000, we issued 15,000 shares of our common stock to Bruce Younker, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. The shares were issued in exchange for consulting services provided to us, which were valued at $15,000.

On August 25, 2000, we issued 5,000 shares of our common stock to Michael Muellerleile, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. The shares were issued in exchange for legal services provided to us, which were valued at $5,000.

On or about August 9, 2000, we issued 65,000 shares of our common stock for $1.00 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. The net proceeds were $65,000. All twenty one purchasers of shares of our common stock were business associates, personal friends or family members of Robert A. Younker, our President and one of our directors, or Carol Jean Gehlke, our Secretary, Treasurer and one of our directors.

In May 1998, we issued 6,950 shares of our $1.00 par value common stock to Robert A. Younker, Carol Jean Gehlke, Calvin K. Mees, Bruce Younker, Richard Ross, Mark Jacques and Cindy Podosin in exchange for their services in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. On June 26, 2000, we amended our Articles of Incorporation to authorize 100,000,000 shares of $.001 par value common stock. On July 10, 2000, our Board of Directors authorized a forward split of 1000 to 1.

Exhibits
--------
         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------
1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation
                           (Charter Document)

3.2                        Certificate of Amendment to Articles of Incorporation
                           (Charter Document)

3.3                        Amended and Restated Bylaws

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings*

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel**

24. Power of Attorney is included on the Signature Page of the Registration Statement

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Newport Beach, California, on June 18, 2001.

                                      B Y & C, Management, Inc.,
                                      a Florida corporation


                                      By:      /s/ Robert A. Younker
                                               --------------------------------
                                               Robert A. Younker
                                      Its:     President, Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Robert A. Younker                       June 18, 2001
------------------------------------        -------------
Robert Younker
President, Director


/s/ Carol Jean Gehlke                       June 18, 2001
------------------------------------        -------------
Carol Jean Gehlke
Secretary, Treasurer, Director


/s/ Calvin K. Mees                          June 18, 2001
------------------------------------        -------------
Calvin K. Mees
Director

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Robert A. Younker with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

B Y & C Management, Inc.


/s/ Robert A. Younker                       June 18, 2001
------------------------------------        -------------
Robert Younker
President, Director


/s/ Carol Jean Gehlke                       June 18, 2001
------------------------------------        -------------
Carol Jean Gehlke
Secretary, Treasurer, Director


/s/ Calvin K. Mees                          June 18, 2001
------------------------------------        -------------
Calvin K. Mees
Director





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